Exhibit 99.5
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Performance Materials' revenue)

Monthly Sales ($, millions)

	2002	2003	2004	2005	2006	2007
January	57.4	62.8	66.3	103.5	110.4	133.3
February	65.9	69.1	85.5	111.9	116.3	111.6
March	64.5	73.8	87.7	122.5	119.6	131.2
April	73.6	78.0	91.2	125.8	117.0	132.7
May	73.9	75.5	85.7	129.9	124.1	134.5
June	72.3	80.0	98.0	127.9	128.6	132.6
July	68.1	74.5	89.8	108.5	117.7	127.5
August	71.9	80.2	94.3	121.7	126.5	152.8
September	68.5	66.4	89.5	110.5	113.3	157.8
October	78.9	87.1	103.6	125.1	132.8	137.3
November	70.2	74.6	105.2	120.6	123.0	132.8
December	65.5	76.6	97.7	106.1	110.2	101.0

12 Month Sales Rolling Average ($, millions)

	2002	2003	2004	2005	2006	2007
January	65.5	69.7	75.2	94.3	118.4	121.9
February	66.1	70.0	76.5	96.5	118.8	121.5
March	65.9	70.7	77.7	99.4	118.5	122.4
April	66.8	71.1	78.8	102.3	117.8	123.8
May	67.6	71.2	79.6	106.0	117.3	124.6
June	67.2	71.9	81.1	108.4	117.4	125.0
July	67.2	72.4	82.4	110.0	118.1	125.8
August	67.4	73.1	83.6	112.3	118.5	128.0
September	67.9	72.9	85.5	114.1	118.8	131.7
October	68.2	73.6	86.9	115.8	119.4	132.1
November	68.6	74.0	89.4	117.1	119.6	132.9
December	69.2	74.9	91.2	117.8	120.0	132.1